Exhibit 23.4

CONSENT OF ORE RESERVES ENGINEERING

We hereby consent to the reference in this Registration Statement on Form S-3 (the “Registration Statement”) to our technical report relating to US Gold’s Tonkin Springs property.  We also consent to the reference to us under the heading “Experts” in the Registration Statement and any amendments thereto.

/s/ Alan C. Noble
Alan C. Noble, P.E., #26122
ORE RESERVES ENGINEERING
12254 Applewood Knolls Dr.,
Lakewood, CO, 80215 USA
Dated: March 13, 2009